EXHIBIT 5.2

April 5, 2017
Hughes Satellite Systems Corporation
100 Inverness Terrace East
Englewood, Colorado 80112

Ladies and Gentlemen:
We have acted as special Colorado counsel to Hughes Satellite Systems Corporation, a Colorado corporation (the “Company”), and each of the entities listed on Exhibit A attached hereto (the “Colorado Subsidiaries” and together with the Company, the “Colorado Companies”) in connection with the filing by the Company of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) up to $750,000,000 aggregate principal amount of the Company’s 5.250% Senior Secured Notes due 2026 (the “Exchange Secured Notes”), to be issued under that certain Indenture, dated as of July 27, 2016 (the “Original Secured Indenture”), by and among the Colorado Companies, the other subsidiaries of the Company party thereto, Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), as supplemented by the Supplemental Indenture, dated as of March 23, 2017 (the “Supplemental Secured Indenture”), by and among the Colorado Companies, the other subsidiaries of the Company party thereto, the Collateral Agent and the Trustee (the Original Secured Indenture, as supplemented by the Supplemental Secured Indenture, the “Secured Indenture”), such Exchange Secured Notes to be issued in exchange for a corresponding principal amount of the Company’s 5.250% Senior Secured Notes due 2026 issued pursuant to the Original Secured Indenture (the “Original Secured Notes”); (ii) the guarantees of the Exchange Secured Notes (the “Exchange Secured Guarantees”) to be issued in exchange for the guarantees of the Original Secured Notes; (iii) up to $750,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2026 (the “Exchange Unsecured Notes” and together with the Exchange Secured Notes, the “Exchange Notes”), to be issued under that certain Indenture, dated as of July 27, 2016 (the “Original Unsecured Indenture” and together with the Original Secured Indenture, the “Original Indentures”), by and among the Colorado Companies, the other subsidiaries of the Company party thereto and the Trustee, as supplemented by the Supplemental Indenture, dated as of March 23, 2017, 2017 (the “Supplemental Unsecured Indenture” and together with the Supplemental Secured Indenture, the “Supplemental Indentures”), by and among the Colorado Companies, the other subsidiaries of the Company party thereto and the Trustee (the Original Unsecured Indenture, as supplemented by the Supplemental Unsecured Indenture, the “Unsecured Indenture” and together with the Secured Indenture, the “Indentures”), such Exchange Unsecured Notes to be issued in exchange for a corresponding principal amount of the Company’s 6.625% Senior Notes due 2026 issued pursuant to the Original Unsecured Indenture (the “Original Unsecured Notes”); and (iv) the guarantees of the Exchange Unsecured Notes (together with the Exchange Secured Guarantees and the Exchange Notes, the “Exchange Securities”) to be issued in exchange for the guarantees of the Original Unsecured Notes.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Colorado Companies in connection with the authorization and issuance of the Exchange Securities, all as referenced in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed all such proceedings have been or will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.
For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement; (ii) the Indentures, the Supplemental Indentures and the forms of the Exchange Securities filed as exhibits to the Registration Statement (collectively, the “Notes Documents”); (ii) the articles of incorporation and bylaws, or articles of organization and operating agreement, as applicable, of each of the Colorado Companies, each as amended to date (the “Governing Documents”); (iii) the resolutions of the board of directors, managers or members, as applicable, of each of the Colorado Companies with respect to the Notes Documents; and (iv) such other documents, agreements, instruments and corporate or limited liability company, as applicable, records and proceedings, as we have deemed necessary or appropriate for purposes of this opinion letter. We have obtained from officers and other representatives of the Colorado Companies and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate for the purpose of issuing the opinions set forth herein.
Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that: (i) the obligations of each party set forth in the documents we have reviewed are the valid and binding obligations of such party, enforceable in accordance with their respective terms; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; and (iv) all corporate or limited liability company, as applicable, records made available to us by the Colorado Companies, and all public records we have reviewed, are accurate and complete.
As used herein, all references to: (i) “statutes” generally, are to the Colorado Revised Statutes as in effect on the date hereof; and (ii) “Applicable Colorado Law” are to the statutes, rules and regulations of the State of Colorado which we, in the exercise of our customary professional diligence, recognize as being directly applicable to the Colorado Companies and the notes transactions contemplated by the Notes Documents.
We are qualified to practice law in the State of Colorado. The opinions set forth herein are expressly limited to the internal laws of the State of Colorado in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.
Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
1.Each of the Colorado Companies is validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of the State of Colorado.
2.Each of the Colorado Companies has the corporate or limited liability company, as applicable, power and authority to execute and deliver the Notes Documents to which it is a party and to perform its obligations thereunder.
3.The execution and delivery by each of the Colorado Companies of the Notes Documents to which it is a party and the performance by such Colorado Company of its obligations thereunder have been duly authorized by such Colorado Company.
4.The execution and delivery by each of the Colorado Companies of the Notes Documents to which it is a party and the consummation of the notes transactions contemplated thereby do not violate the Governing Documents of such Colorado Company or any Applicable Colorado Law.
5.Each of the Colorado Companies has duly executed each of the Original Indentures and Supplemental Indentures to which it is a party.
The opinions contained herein are subject to, and we express no opinion as to, the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other similar laws, rules and regulations now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, the federal Bankruptcy Code, the Colorado Uniform Fraudulent Transfer Act (as codified in Colorado Revised Statutes 38-8-101 et seq.), and any other laws, rules or regulations relating to fraudulent or unlawful conveyances, distributions and transfers.
The opinions expressed herein are based upon the Applicable Colorado Law and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.
We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Validity of the Notes”. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Sullivan & Cromwell LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of the Exchange Securities, as filed with the Commission as Exhibit 5.1 to the Registration Statement.
Very truly yours,
/s/Brownstein Hyatt Farber Schreck, LLP
EXHIBIT A

COLORADO SUBSIDIARIES

1.	Cheyenne Data Center L.L.C.

2.	EchoStar Government Services L.L.C.

3.	EchoStar Orbital L.L.C.

4.	EchoStar Satellite Operating Corporation

5.	EchoStar Satellite Services L.L.C.

6.	EchoStar XI Holding L.L.C.

7.	EchoStar XIV Holding L.L.C.
*    *    *    *